Digirad Corporation Reports Preliminary 2012 Fourth Quarter and Year-End Financial Results

Announces New Strategic Direction, Changes in Management and Increase to Share Buyback Program

POWAY, CA -- (Marketwire - February 28, 2013) - Digirad Corporation (NASDAQ: DRAD) today reported preliminary 2012 fourth quarter revenue of $13.0 million, 2012 full-year revenue of $50.5 million and an ending cash, cash equivalents and available-for-sale securities balance of $27.2 million. The Company generated positive cash from operations during the fourth quarter ended December 31, 2012 and executed a small acquisition to complement its Digirad Imaging Solutions (DIS) division in the Southeastern U.S. Region.

Digirad CEO Todd Clyde commented, "We achieved solid commercial results in the 2012 fourth quarter. The DIS business continued to generate cash in the period. While camera sales were higher than anticipated, we continue to believe there is opportunity to improve the operating results of this business."

Clyde continued, "Over the past year, our Board of Directors has explored an exhaustive range of strategic options for the Company and our two divisions going forward. Those options included partnerships, acquisitions, divestitures and new product development. We are today announcing that our Board has determined that our primary focus as we move forward will be to grow and maximize cash flow from our DIS services business and to restructure our unprofitable Diagnostic Imaging camera business and cut costs. Our Board also approved plans to aggressively repurchase shares."

New Strategic Direction and Planned Management Changes:

The more specific elements of the strategy include:

  The Company will significantly restructure its diagnostic imaging camera operation to reduce costs by $3 million to $4 million, on an annual basis.

  The Company will focus on maximizing and growing cash flow from its DIS services business and the service and maintenance business associated with its installed base of cameras.

  The Company will aggressively return cash to shareholders via an increased stock repurchase program, for which the Board increased the stock repurchase program from its existing $2 million availability to $5 million.

  The Company will seek to increase cash flow further by executing on financially disciplined acquisitions that align to our DIS service business. As an example, the Company completed a tuck-in acquisition in December that increased our footprint and utilization in the Southeast. That transaction is expected to have very attractive cash returns as it was purchased for approximately 2.5 times cash flow at a cash cost of $475,000.

  As part of the restructuring, the Company is also instituting a management transition. Matthew G. Molchan, the current President of the DIS division, will become President of Digirad and will become Digirad's CEO in six months. Todd Clyde will continue in the role of CEO during a six-month transition period. In addition, Digirad's Diagnostic Imaging business, which we have historically referred to as the Product business, will be led by Virgil Lott, who is being elevated to President of that group.

  Digirad's headquarters will move to Atlanta, GA from Poway, CA in order to reduce costs and better align with the Company's new strategic focus going forward.

Chairman of the Board of Directors Jeffrey E. Eberwein said, "The go-forward strategy will better maximize shareholder value by eliminating investment in currently less-productive assets and right-sizing the organization to run the service business. After the operational restructuring and management transition, we believe that we can drive annualized free cash flow to approximately $3 million to $4 million with our current service footprint, and the Company will aggressively return cash to shareholders via share buybacks. I want to thank the members of the Board and management team for their diligence and thoughtful input towards these determinations as well as their efforts to unlock the value in the Company going forward."

Preliminary Fourth Quarter 2012 Summary

  The Company is undergoing an analysis to determine if the results of its restructuring will create any impairment of any assets as of December 31, 2012, as well as an estimate of the restructuring charges to be recorded in the first quarter of 2013. All 2012 financial information in this press release is preliminary and subject to change based on the conclusion of that analysis.

  Total revenue for the fourth quarter of 2012 was $13.0 million, up almost 10 percent from $11.9 million for the same period in the prior year and up sequentially from $11.8 million in the third quarter of 2012. DIS revenue for the fourth quarter of 2012 was $8.5 million, compared to $9.0 million for the same period of the prior year and $8.9 million in the prior sequential quarter. Diagnostic Imaging revenue for the fourth quarter of 2012 was $4.5 million, compared to $2.9 million for the same period of the prior year and $3.0 million in the prior quarter.

  Gross profit for the fourth quarter of 2012 was $3.8 million, or 29.1 percent of revenue, compared to $3.1 million, or 26.0 percent of revenue, in the same period of the prior year and $3.1 million, or 26.4 percent of revenue in the prior quarter.

  Net loss for the fourth quarter of 2012 was $0.3 million, or $0.01 loss per share, compared to a net loss of $2.8 million, or $0.15 loss per share, in the same period of the prior year and a net loss of $0.9 million, or $0.05 loss per share, in the prior quarter.

  Cash, cash equivalents and available-for-sale securities totaled $27.2 million, or $1.42 per share, as of December 31, 2012. Cash, cash equivalents and available-for-sale securities totaled $30.5 million, or $1.61 per share, as of December 31, 2011

Preliminary Year-to-Date Financial Highlights:

  Total revenue for year ended December 31, 2012 was $50.5 million, compared to $53.7 million for the prior year period. DIS revenue for 2012 was $36.1 million, compared to $37.8 million for the prior year period, and Product revenue for 2012, was $14.4 million compared to $16.0 million for the prior year period.

  Gross profit for 2012 was $14.3 million, or 28.3 percent of revenue, compared to $14.8 million, or 27.5 percent of revenue, for the prior year period.

  Net loss for the year ended December 31, 2012 was $3.3 million, or $0.17 loss per share, compared to a net loss of $3.3 million, or $0.18 loss per share, for the prior year period.

  In total, the Company has used approximately $1.0 million to purchase Digirad Common Stock under the Company's stock repurchase program during the year ended December 31, 2012.

Conference Call Information
A conference call is scheduled for 10:00 a.m. EST today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-1428 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products. Digirad also provides the ability for its physician customers to lease its qualified personnel, imaging systems and related items required to perform nuclear imaging in their own offices. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company's ability to deliver value to customers, the Company's ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, analysis of potential impairment and restructuring charges, the conclusion of our audit and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

                            Digirad Corporation
                Consolidated Statements of Comprehensive Loss
                    (In thousands, except per share data)

                2012 Results Preliminary - Subject to Change

                            Three Months Ended            Year Ended
                               December 31,              December 31,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------
                         (unaudited)  (unaudited)  (unaudited)   (audited)
Revenues:
  DIS                    $     8,542  $     8,955  $    36,064  $    37,794
  Diagnostic Imaging           4,475        2,927       14,449       15,951
                         -----------  -----------  -----------  -----------
    Total revenues            13,017       11,882       50,513       53,745
Cost of revenues:
  DIS                          6,529        7,090       27,293       29,672
  Diagnostic Imaging           2,706        1,698        8,956        9,315
                         -----------  -----------  -----------  -----------
    Total cost of
     revenues                  9,235        8,788       36,249       38,987
                         -----------  -----------  -----------  -----------

Gross profit                   3,782        3,094       14,264       14,758
Operating expenses:
  Research and
   development                   690          613        3,688        2,738
  Marketing and sales          1,667        3,007        6,402        7,622
  General and
   administrative              1,634        1,923        7,454        7,741
  Amortization of
   intangible assets              49           78          233          331
  Restructuring gain              --           --           --         (164)
                         -----------  -----------  -----------  -----------
    Total operating
     expenses                  4,040        5,621       17,777       18,268
                         -----------  -----------  -----------  -----------

Loss from operations            (258)      (2,527)      (3,513)      (3,510)
Other income (expense):
  Interest income
   (expense)                      18         (200)          97          165
  Other income                   (34)        (100)          77            3
                         -----------  -----------  -----------  -----------
  Total other income
   (expense)                     (16)        (300)         174          168
                         -----------  -----------  -----------  -----------
Net loss                 $      (274) $    (2,827) $    (3,339) $    (3,342)
                         ===========  ===========  ===========  ===========

Net loss per common
 share - basic and
 diluted                 $     (0.01) $     (0.15) $     (0.17) $     (0.18)
                         ===========  ===========  ===========  ===========
Weighted average shares
 outstanding - basic          19,276       19,193       19,274       19,052
                         ===========  ===========  ===========  ===========
Weighted average shares
 outstanding - diluted        19,276       19,193       19,274       19,052
                         ===========  ===========  ===========  ===========

Net loss                 $      (274) $    (2,827) $    (3,339) $    (3,342)
Other comprehensive
 income (loss):
  Unrealized gain (loss)
   on marketable
   securities                     (9)         307          (16)         (30)
                         -----------  -----------  -----------  -----------
Total other
 comprehensive income
 (loss)                           (9)         307          (16)         (30)
                         -----------  -----------  -----------  -----------
Comprehensive loss       $      (283) $    (2,520) $    (3,355) $    (3,372)
                         ===========  ===========  ===========  ===========

Stock-based compensation
 expense is included in
 the above as follows:

  Cost of DIS revenue    $         2  $         2  $         7  $        13
  Cost of Product
   revenue                        20           23           82           99
  Research and
   development                    19           20           78           84
  Marketing and sales             27           24          127          110
  General and
   administrative                 91          119          336          494
                         -----------  -----------  -----------  -----------
Total stock-based
 compensation expense    $       159  $       188  $       630  $       800
                         ===========  ===========  ===========  ===========

                             Digirad Corporation
                         Consolidated Balance Sheets
                    (In thousands, except per share data)

                2012 Results Preliminary - Subject to Change

                                                 December 31,  December 31,
                                                     2012          2011
                                                 ------------  ------------
                                                  (unaudited)    (audited)
Assets
Current assets:
  Cash and cash equivalents                      $     19,514  $     24,039
  Securities available-for-sale                         7,679         6,413
  Accounts receivable, net                              6,329         6,320
  Inventories, net                                      6,150         6,178
  Other current assets                                    732           855
  Restricted cash                                         244           194
                                                 ------------  ------------

Total current assets                                   40,648        43,999
Property and equipment, net                             4,693         5,367
Intangible assets, net                                    584           477
Goodwill                                                  184           184
                                                 ------------  ------------

  Total assets                                   $     46,109  $     50,027
                                                 ============  ============

Liabilities
Accounts payable                                 $      1,546  $      1,330
Accrued compensation                                    2,364         2,291
Accrued warranty                                          326           297
Deferred revenue                                        1,849         2,099
Other accrued liabilities                               1,814         2,397
                                                 ------------  ------------

  Total current liabilities                             7,899         8,414
Other liabilities                                         176           126
                                                 ------------  ------------
  Total liabilities                                     8,075         8,540
                                                 ------------  ------------

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                               --            --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 19,144,448 and 18,901,160
 shares issued and outstanding (net of treasury
 shares) at December 31, 2012 and 2011,
 respectively                                               2             2
Treasury stock, at cost; 1,073,641 shares and
 582,825 shares at December 31, 2012 and 2011,
 respectively                                          (2,086)       (1,058)
Additional paid-in capital                            156,634       155,704
Accumulated other comprehensive income                     17            33
Accumulated deficit                                  (116,533)     (113,194)
                                                 ------------  ------------

  Total stockholders' equity                           38,034        41,487
                                                 ------------  ------------

  Total liabilities and stockholders' equity     $     46,109  $     50,027
                                                 ============  ============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Jeffry Keyes
CFO
858-726-1600
ir@digirad.com